Exhibit 99.1

Fastly Announces Two New Appointments to Board of Directors

SAN FRANCISCO, CA – July 12, 2021 – Fastly, Inc. (NYSE: FSLY), provider of an edge cloud platform, today announced that it has appointed Paula Loop, previously an assurance partner at PwC and the leader of PwC’s Governance Insights Center and Charles Meyers, President and Chief Executive Officer of Equinix, to its board of directors effective July 8, 2021. These independent director appointments increase Fastly’s Board of Directors to nine members.

“I am thrilled to welcome Paula and Charles to the Fastly Board as we continue building and delivering a more trustworthy and secure Internet for all,” said Artur Bergman, Executive Chairperson of Fastly. “Their expansive experience across consumer, retail, and internet, paired with their deep commitment to Fastly’s values, make them exceptionally qualified to serve and further advance our vision of combining edge computing and security together to create the best of the Internet.”

Paula Loop said, “I am delighted to be joining the outstanding Fastly team. With Fastly’s focus on growth and on supporting businesses through their digital transformation journeys, I’m looking forward to leveraging my background in corporate governance on the Board.”

Charles Meyers said, “Fastly’s leadership position in the market and strong focus on combining edge computing with security makes it an exciting time to help steward the company towards continued growth and further success. I look forward to bringing my experience in scaling high-growth technology companies to the Fastly Board.”

“After conducting an extensive search, our Committee unanimously recommended Charles and Paula to the Fastly board. We're confident that they will be outstanding independent directors, making the interests of our shareholders and stakeholders a priority," said Aida Alvarez, Chair, Nominating and Corporate Governance Committee.

Paula Loop joined PwC in 1983 and most recently served as the Leader of PwC’s Governance Insights Center, where she provided guidance to numerous boards. She previously served as PwC’s New York Metro Assurance Leader and prior to that as the US and Global Talent Leader. Paula brings expertise in corporate governance, technical accounting, and SEC and financial reporting matters. She currently serves on the board of Robinhood Markets Inc. and is a member of the Value Reporting Foundation Board.

Charles Meyers is the President and Chief Executive Officer of Equinix, the world’s digital infrastructure companyTM. He previously served as President, Strategy, Services & Innovation, as well as Chief Operating Officer, after joining Equinix in 2010 as President, Americas Region. Meyers also previously held senior operating roles at Level 3 Communications and Verisign and was a member of the pre-IPO executive team at Internet Security Systems.

About Fastly

Fastly helps people stay better connected with the things they love. Fastly’s edge cloud platform enables customers to create great digital experiences quickly, securely, and reliably by processing, serving, and securing our customers’ applications as close to their end-users as possible — at the edge of the internet. Fastly’s platform is designed to take advantage of the modern internet, to be programmable, and to support agile software development with unmatched visibility and minimal latency, empowering developers to innovate with both performance and security. Fastly’s customers include many of the world’s most prominent companies, including Pinterest, The New York Times, and GitHub.

This press release contains “forward-looking” statements that are based on our beliefs and assumptions and on information currently available to us on the date of this press release. Forward-looking statements may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from those expressed or implied by the forward-looking statements. These statements include, but are not limited to, statements regarding our ability to develop edge computing and security products, our ability to invest in our platform for future growth, and our ability to deliver on our long-term strategy. Except as required by law, we assume no obligation to update these forward-looking statements publicly or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future. Important factors that could cause our actual results to differ materially are detailed from time to time in the reports Fastly files with the Securities and Exchange Commission (SEC), including in our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2021. Copies of reports filed with the SEC are posted on Fastly’s website and are available from Fastly without charge.

Source: Fastly, Inc.

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